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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment to Registration Statement (Form S-8 No. 33-61777) of Storage Technology Corporation pertaining to the Storage Technology Corporation 1995 Equity Participation Plan of our report dated March 10, 1995, with respect to the consolidated financial statements of Network Systems Corporation appearing on page F-28 of Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 27, 1996.



                                                /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP


Minneapolis, Minnesota
June 6, 1997